SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2004

CITIZENS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

400 East Anderson Lane
Austin, Texas 78752
(Address of principal executive offices) (Zip Code)

512-837-7100
Registrant’s telephone number, including area code

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits
Item 12. Results of Operations and Financial Condition
Signature
Exhibit Index
EX – 10.8
EX – 10.9
EX — 99.1
Coinsurance Reinsurance Agreement
Coinsurance Reinsurance Agreement
Press Release

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 9, 2004 (the “Closing Date”), two of Citizens, Inc.’s insurance subsidiaries, Citizens Insurance Company of America and Combined Underwriters Life Insurance Company (the “Insurance Companies”), entered into various agreements with Texas International Life Insurance Company (“Texas International”) in connection with the divestiture of nearly all of the Company’s Accident and Health insurance policies (“A&H Policies”).

Under the agreements, the divestiture is being accomplished through a 100% coinsurance arrangement until the various insurance regulatory agencies approve an assumption reinsurance agreement. Upon receiving, regulatory approval, Texas International will assume the A&H Policies and succeed the Insurance Companies as the insurer under the policies. In connection with the transaction, the Insurance Companies paid Texas International a settlement fee of $112,500 which will be adjusted during 2004 for any policies or claims improperly or inadvertently omitted or miscalculated in determining the initial settlement amount. Texas International is also entitled to all premiums on the A&H Policies from the Closing Date.

During a transition period not to exceed 120 days, the Insurance Companies will continue to service the A&H policies, although Texas International will be responsible for reimbursing the Insurance Companies for all liabilities with respect to the A&H Policies. Texas International has agreed to pay a fee to the Insurance Companies for their services.

The parties have also agreed to a profit-sharing formula whereby the Insurance Companies may share in profits, if any, on the A&H Policies on a declining balance over a 10 year period. Prior to the regulatory approval and assumption of the A&H Policies by Texas International, the Insurance Companies will remain secondarily liable on the policies if Texas International fails to pay valid claims, and the Insurance Companies may remain secondarily liable after assumption by Texas International depending on state insurance laws in the state in which the policy was sold.

For further information, please see the agreements attached to this Form 8-K as Exhibits 10.8 and 10.9.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     Filed herewith is the following:

Exhibit No.	Description
10.8	Coinsurance Reinsurance Agreement, Agreement for Reinsurance, Assumption Reinsurance Agreement, Administrative Services Agreement dated March 9, 2004 between Citizens Insurance Company of America and Texas International Life Insurance Company. Reinsurance Trust Agreement dated March 9, 2004 by and among Citizens Insurance Company of America, Texas International Life Insurance Company and Wells Fargo Bank, N.A.

Exhibit No.	Description
10.9	Coinsurance Reinsurance Agreement, Agreement for Reinsurance, Assumption Reinsurance Agreement, Administrative Services Agreement dated March 9, 2004 between Combined Underwriters Life Insurance Company and Texas International Life Insurance Company. Reinsurance Trust Agreement dated March 9, 2004 by and among Combined Underwriters Life Insurance Company, Texas International Life Insurance Company and Wells Fargo Bank, N.A.

99.1	Press Release of March 15, 2004 relating to Citizens, Inc. earnings for the fourth quarter and year ended December 321, 2003.

ITEM 12: RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 15, 2004, Citizens, Inc. issued a press release announcing its fourth quarter 2003 and year ended December 31, 2004 financial results. A copy of the press release as well as supplemental information is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

The information under this Item 12 of this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and pursuant to Item 12 of Form 8-K will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.
By:	/s/ Mark A. Oliver
Mark A. Oliver, President

Date: March 22, 2004

EXHIBIT INDEX

Exhibit No.	Description
10.8	Coinsurance Reinsurance Agreement, Assumption Reinsurance Agreement, Administrative Services Agreement dated March 9, 2004 between Citizens Insurance Company of America and Texas International Life Insurance Company. Reinsurance Trust Agreement dated March 9, 2004 by and among Citizens Insurance Company of America, Texas International Life Insurance Company and Wells Fargo Bank, N.A.

10.9	Coinsurance Reinsurance Agreement, Assumption Reinsurance Agreement, Administrative Services Agreement dated March 9, 2004 between Combined Underwriters Life Insurance Company and Texas International Life Insurance Company. Reinsurance Trust Agreement dated March 9, 2004 by and among Combined Underwriters Life Insurance Company, Texas International Life Insurance Company and Wells Fargo Bank, N.A.

99.1	Press Release of March 15, 2004 relating to Citizens, Inc. earnings for the fourth quarter and year ended December 321, 2003.